United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8 – K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2003

PITNEY BOWES INC.

Commission File Number: 1-3579

State of Incorporation	IRS Employer Identification No.
Delaware	06-0495050

World Headquarters

Stamford, Connecticut 06926-0700

Telephone Number: (203) 356-5000

Item 7—Financial Statements and Exhibits.

c. Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K.

Exhibit	Description

(1)	Slide presentation by the Chairman & Chief Executive Officer, dated March 18, 2003

(2)	Slide presentation by the Executive Vice President & Group President, Global Mailing Systems, dated March 18, 2003

(3)	Slide presentation by the Executive Vice President & Group President, Pitney Bowes Business Services, dated March 18, 2003

(4)	Slide presentation by the Executive Vice President and Group President, Information Based Solutions and Document Messaging Technologies, dated March 18, 2003

(5)	Slide presentation by the Executive Vice President & Chief Financial Officer, dated March 18, 2003

Item 9 - Regulation FD Disclosure

On March 18, 2003, management of Pitney Bowes Inc. conducted a web-cast presentation for the investment community to review growth strategies and business opportunities that was simultaneously available via the internet. This meeting included presentations by corporate and business unit management. During the meeting Michael Critelli, Pitney Bowes Inc.’s Chairman & Chief Executive Officer, Murray Martin, Vice President & Group President, Global Mailing Systems, Karen Garrison, Executive Vice President & Group President, Pitney Bowes Business Services, Matthew Kissner, Executive Vice President and Group President, Information Based Solutions and Document Messaging Technologies, and Bruce Nolop, Executive Vice President & Chief Financial Officer each gave slide presentations, copies of which are attached as Exhibits 1, 2, 3, 4 and 5, respectively, and incorporated herein by reference. The web-cast and the attached slide presentations are also available for viewing under the “Investor Relations” page on our website located at http:\\www.pb.com, although we reserve the right to discontinue that availability at any time.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PITNEY BOWES INC.

March 19, 2003

/S/ B.P. NOLOP
B. P. Nolop
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

/S/ A.F. HENOCK
A. F. Henock
Vice President—Finance
(Principal Accounting Officer)